Exhibit 3.465

Form 207
(revised 5/01)

Return in Duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
FAX: 512/463-5709

Filing Fee: $750

Certificate of Limited Partnership Pursuant to Article 6132a-1

This space reserved for office use.

FILED
In the Office of the
Secretary of State of Texas
NOV 21 2002
Corporations Section

1. Name of Limited Partnership

The name of the limited partnership is as set forth below:

EL CENTRO LANDFILL, L.P.

The name must contain the words "Limited Partnership," or "Limited," or the abbreviation "L.P.," or "Ltd." as the last words or letters of its name. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

2. Principal Office

The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

Address: 300 E. Mallard Drive, Suite 300

City	State	Zip Code	Country
Boise	Idaho	83706	USA

3. Registered Agent and Registered Office

[X] A. The initial registered agent is a corporation by the name set forth below:

OR CT Corporation System

[ ] B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	Middle Initial	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

Street Address	City		Zip Code
350 N. St. Paul St.	Dallas	TX	75201

4. General Partner Information

The name, mailing address, and the street address of the business or residence of each general partner is as follows:

Legal Entity: The general partner is a legal entity named:

American Ecology Services Corporation

Individual: The general partner is an individual whose name is set forth below:

First Name	M.I.	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 1			
Mailing Address	City	State	Zip Code
300 E. Mallard, #300	Boise	Idaho	83702

STREET ADDRESS OF GENERAL PARTNER 1			
Street Address	City	State	Zip Code
300 E. Mallard, #300	Boise	Idaho	83702

[illegible]

Legal Entity: The general partner is a legal entity named:

Individual: The general partner is an individual whose name is set forth below:

Partner 2–First Name	M.I.	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 2			
Mailing Address	City	State	Zip Code

STREET ADDRESS OF GENERAL PARTNER 2			
Street Address	City	State	Zip Code

5. Supplemental Information

Text Area:

[The attached addendum are incorporated herein by reference.]

Effective Date of Filing

☒ A. This document will become effective when the document is filed by the secretary of state.

OR

☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is ______

Execution

The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

Name	Name
American Ecology Services Corp.	
By: ______ MICHAEL GILBERG Title: VP + Controller	
Signature of General Partner 1	**Signature of General Partner 2**

FILED
In the Office of the
Secretary of State of Texas
OCT 03 2005
Corporations Section
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
EL CENTRO LANDFILL, L.P.
Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.
1.	The name of the limited partnership is El Centro Landfill, L.P.

2.	The certificate of limited partnership is amended as follows:

Section 4 of the Certificate of Limited Partnership is amended to read:
     4. General Partner Information: The name, mailing address, and street address of the business of the general partner is: Allied Waste Landfill Holdings, Inc., 15880 N. Greenway-Hayden Loop, #100, Scottsdale, Arizona 85260.
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 3rd day of October, 2005.

EL CENTRO LANDFILL, L.P.

By:	Allied Waste Landfill Holdings, Inc.,
a Delaware corporation, its general partner

/s/ Jo Lynn White Jo Lynn White, Secretary